Code of Ethics

Do the right thing

January 1, 2015

Vanguard®

Table of Contents
Message from our CEO
The Code of Ethics at a Glance	2
Section 1. Background	4
Section 2. Standards of Conduct	4

2.1 Conflicts of Interest

(a) What is a conflict of interest?

(b) When can conflicts of interest arise?

(c) What types of conflicts of interest should be avoided? (d) Which conflicts of interest do I need to disclose?

(e) How do I disclose conflicts of interest?

Section 3. Outside Business Activities	6

3.1 Outside Business Activity Requirements for all Crew Members (a) What outside activities are generally prohibited?

(b) What activities require preclearance?

(c) What activities do not require preclearance?

(d) How do I preclear an outside business activity?

Section 4. Gift and Entertainment Policy	10
Section 5. Anti-Bribery Policy	10
Section 6. Duty of Confidentiality	10
Section 7. Personal Trading Activities .	10

7.1 Trading Prohibitions and Requirements for all Crew Members (a) What are the prohibitions applicable to all Crew Members?

(b) Are all Crew Members required to hold Securities in a Brokerage Account at Vanguard? (c) Are there additional trading requirements or restrictions for Crew Members?

7.2 Trading Prohibitions and Requirements for Fund Access Persons (a) What are the trade preclearance requirements?

(b) How does a Fund Access Person obtain preclearance? (c) How long is a preclearance approval valid?

(d) Which types of security transactions do not require preclearance by Fund Access Persons? (e) Are there any prohibited transactions by Fund Access Persons?

(f) What are the blackout periods for Fund Access Persons?

(g) What happens if a Fund Access Person makes a prohibited purchase or sale during a blackout period (e.g., trades after a Vanguard Fund without approval)?

Table of Contents (continued)

(h)	What happens if a Fund Access Person makes a permitted purchase or sale during a blackout period (e.g.,trades before a Vanguard Fund)?
(i)	Are there any waivers to the above blackout periods?
(j)	What happens if a Fund Access Person makes a “short-term trade” in a Vanguard Fund?
7.3	Crew Member Obligations when Purchasing, Redeeming, or Holding Vanguard Funds

Section 8. Reporting Requirements	18

8.1 Reporting Requirements for U.S. Crew Members

(a) What are the standard reporting requirements for U.S. Crew Members?

(b) What additional reporting requirements are there for U.S. Fund Access Persons and VAI Access Persons?

8.2 Reporting Requirements for Non-U.S. Crew Members

(a) What are the reporting requirements for Non-U.S. Crew Members?

(b) What are the additional reporting requirements for Non-U.S. Crew Members that are Fund Access Persons?

8.3 Obligations for all Crew Members to Report Violations

Section 9. Certification Requirements	22

9.1	Certification Requirements for all Crew Members
(a)	What are the certification requirements as a new Crew Member?
(b)	What are the annual certification requirements?

Section 10. Sanctions	22
Section 11. Vanguard Expatriates	22
Appendix A. Definitions	23
Appendix B. Additional Personal Trading Activities	28

B.1	Australia
(a)	What are the Vanguard Fund reporting requirements for Crew Members in Australia?
B.2	Japan
(a)	What are the additional trading restrictions for Crew Members in Japan?
B.3	U.S. VAI Access Persons
(a)	What are the additional trading restrictions for U.S. Crew Members that are VAI Access Persons?
B.4	Non-U.S. Crew Members that have Discretionary Management Arrangements
(a)	Do I need to report discretionary Investment management arrangements if I am a non-U.S. Crew Member that is a Fund Access Person?

Appendix C: Independent Directors and Trustees (U.S. Crew Only)	29

Do the right thing

At Vanguard, the trust of our clients is our greatest asset. And that trust can only be preserved if each one of us does the right thing on behalf of Vanguard and our clients.

Our Code of Ethics is built on our commitment to maintaining the highest standards of ethical behavior and fiduciary responsibility. Our actions, decisions, and interests should never compete with the interests of Vanguard or our clients.

All crew members are responsible for understanding and complying with our Code of Ethics. Please know and follow the policies that apply to you, and be accountable for your actions. If you are a manager, help your crew to understand and comply with the Code of Ethics through your words and your actions.

Use the Code of Ethics as your guide when faced with challenging decisions or circumstances. But remember, the Code of Ethics is a document. It cannot anticipate every situation. Ultimately, we rely on your sense of personal integrity to protect and enhance Vanguard’s reputation. Never underestimate the importance of your own ethical conduct in our mission to treat investors fairly and give them the best chance to succeed.

F. William McNabb III
Chairman and Chief Executive Officer

The Code of Ethics at a Glance

Below are some of the general requirements of the Code of Ethics which impact Crew Members the most. These are for guidance only and are not a substitute for the Code of Ethics itself. Each should be read in conjunction with its provisions.

1. Clients’ Interests Come First

You must avoid serving your own personal interests ahead of the interests of Vanguard Clients.

2. Conflicts of Interest

Your actions, decisions, and interests should not compete or conflict with Vanguard’s or Vanguard Clients’ interests. You must report potential conflicts of interest to the Compliance Department.

3. Business Activities Outside of Vanguard

You may engage in outside business activities that do not conflict with Vanguard’s interests; however, you must obtain approval from the Compliance Department for certain outside business activities.

4. Gifts and Entertainment

When doing business with clients, vendors, potential clients, and others, you must abide by limitations on giving and receiving gifts and business entertainment. In addition, you must report all gifts and entertainment to the Compliance Department.

5. Anti-Bribery

You are prohibited from engaging or participating in any form of bribery.

6. Insider Trading

You are prohibited from buying or selling any Security while in the possession of material, non-public information about the issuer of the Security.

7. Personal Trading Activities

You are required to abide by the Code of Ethics requirements related to holding, reporting, and trading Securities for personal benefit. Personal trading restrictions and reporting requirements vary depending on the rules of the country you are working in and whether you are an Access Person or a Non-Access Person.

8. Certification Requirements

On an annual basis, you are required to acknowledge that you understand the Code of Ethics and will comply with its provisions.

Section 1. Background

The Code of Ethics (“Code”) has been approved
and adopted by the board of directors of The
Vanguard Group, Inc. (“Vanguard”), the boards
of trustees of each of the Vanguard Funds, and
the boards of directors of each of Vanguard’s
affiliates, as applicable. Unless stated otherwise,
the Code applies to all Crew Members. The Code
also contains provisions applicable to Independent
Directors and Trustees (see Appendix C).

Section 2. Standards of Conduct

Our standards of conduct are straightforward and
essential. Any transaction or activity that violates
either of the standards of conduct described below
is prohibited, regardless of whether it meets
technical rules found elsewhere in the Code.

Vanguard consistently seeks to earn and maintain
the trust and loyalty of our clients by adhering
to the highest standards of ethical behavior and
fiduciary responsibility. Accordingly, we must
conduct ourselves in accordance with applicable
law and regulations, and the following standards of
conduct:

• Vanguard Clients’ interests come first. You
must at all times place the interests of Vanguard
Clients first. In particular, you must avoid serving
your own personal interests ahead of the
interests of Vanguard Clients.
• Conflicts of interest must be avoided. Your
actions, decisions, and interests should not
compete or conflict with Vanguard’s interests or
the interests of Vanguard Clients.

2.1 Conflicts of Interest

2.1(a) What is a conflict of interest?

A conflict of interest is defined as any situation
where financial or other personal factors can
compromise independence, objectivity, or
professional judgment. A conflict of interest
exists when personal or other business interests
compete, or give the appearance of competing,

with your duty to serve the interests of Vanguard
and Vanguard Clients.

2.1(b) When can conflicts of interest arise?

Even the perception of a conflict could negatively
affect Vanguard and harm our reputation. It’s
important to understand the following conflict
situations:

• Actual conflict of interest. A situation where
your personal interests directly conflict with your
current duties and responsibilities.
• Perceived conflict of interest. A situation where
it appears that personal interests inappropriately
influence the performance of your duties and
responsibilities—whether founded or not.
• Potential conflict of interest. A situation that
could arise in the future where your personal
interests would affect official duties and
responsibilities.

Depending on your role at Vanguard, potential for
conflict may also arise where an Immediate Family
Member is employed by a company with which
Vanguard has a relationship. For example, if your
spouse is employed as a trader at a brokerage
firm that executes Vanguard Fund trades, and you
are a phone associate, a conflict may not exist;
however, if you hold a position in the Investment
Management Group or Fund Financial Services, a
potential conflict exists.

2.1(c) What types of conflicts of interest should
be avoided?

Generally, you should avoid the following:
• Any business interest that competes, directly
or indirectly, with the interests of Vanguard.
• Any situation where you would benefit,
directly or indirectly, from Vanguard’s dealings
with others.

2.1(d) Which conflicts of interest do I need to
disclose?

You should avoid situations where a conflict of
interest could arise. You are required to disclose
the following information:

• Any situation that may present the potential for
a conflict of interest with Vanguard’s business or
the interests of Vanguard Clients.
• Any employment arrangements of your
Immediate Family Members that may present
the potential for conflict with Vanguard and its
activities.

2.1(e) How do I disclose conflicts of interest?

You should report potential conflicts to the
Compliance Department as soon as they arise.
Please also contact the Compliance Department
if you encounter a conflict that is not explicitly
addressed by our policies or is potentially
significant to a business area or across divisions.

Web Resource – To disclose potential conflicts
of interest, complete the Outside Business
Activities and Conflicts of Interest Form under
My CrewNet/My Compliance on CrewNet.

Vanguard affiliates or your specific department
may have additional policies regarding conflicts of
interest that you must also follow.

Section 3. Outside Business
Activities

You are permitted to engage in outside business
activities (permanent, part-time, or one-time
assignment) during your personal time. However,
those activities should not adversely affect
Vanguard or present a conflict of interest. Your job
at Vanguard should come first over other business
opportunities, nonprofit activities, or a second
job. Be mindful of potential conflicts, obtain any
necessary approvals, and be aware that you may
be required to discontinue an activity if a conflict
exists.

Web Resource – U.S. Crew Members who
hold a FINRA license are also required to comply
with the Outside Business Activity section of
the Form U4 Reporting Obligations page on
CrewNet.

3.1 Outside Business Activity requirements for
all Crew Members

3.1(a) What outside activities are generally
prohibited?

The following activities are generally prohibited:

• Holding a second job with any company or
organization whose activities could create a
conflict of interest with your employment at
Vanguard. This includes, but is not limited to,
selling Securities, term insurance, or fixed or
variable annuities; providing Investment advice
or financial planning; or engaging in any business
activity similar to Vanguard’s or your job at
Vanguard.
• Working, including serving as a director, officer,
or in an advisory capacity, for any business or
enterprise that competes with Vanguard.
• Working for any organization that could benefit
from your knowledge of confidential Vanguard
information, such as new Vanguard products,
services, or technology.
• Serving on the board of a publicly traded company
(or on the board of a company reasonably
expected to become a public company through
an IPO).
• Using Vanguard time, equipment, services, Crew
Members, or property for the benefit of the
outside business activity.
• Allowing your activities, or the time you spend
on them, to interfere with the performance of
your job.
• Accepting a business opportunity from someone
who does, or seeks to do, business with
Vanguard if the person made the offer because
of your position at Vanguard.
• Selling interests, soliciting investors, or referring
participants to a Private Securities Transaction.

3.1(b) What activities require preclearance?

You are required to obtain written prior approval for
the following outside activities:

• Compensated positions held outside of
Vanguard.
• All entrepreneurial activities, including home and
family businesses and independent consulting.
• Volunteer positions that involve recommending
or approving Securities for an organization. This
includes, but is not limited to, serving on the
finance or investment committee of a nonprofit
organization, or serving as treasurer for a
homeowners association or on a school board.
• Any activity where your role is similar or closely
related to your responsibilities at Vanguard.
• Any government position, whether paid or
unpaid, elected or appointed (e.g., an elected
official or member, director, officer, or employee
of a government agency, authority, advisory
board or other board, such as a public school or
library board).
• An official position with any federal, state, or
local government authority, or service as a board
member or in any representative capacity for
any civic, public interest, or regional business
interest organization (e.g., you are the executive
director of a local chamber of commerce or on
the board of a wildlife protection organization).
• Any compensated or non-compensated position
on a private company board. This includes
positions on boards of nonprofit organizations;
charitable foundations; universities; hospitals;
and civic, religious, or fraternal organizations.
• Any position on a panel or committee of an
index provider.
• Acting as a real estate agent or conducting any
mortgage-related activities.
• Any teaching positions where the subject matter
relates to Vanguard business that is not in the
course of your duties for Vanguard.

3.1(c) What activities do not require
preclearance?

You are not required to obtain written approval for
the following activities:

• Compensated positions in a retail business—
for example, positions in retail or department
stores or in the food service industry.
• Ownership of a second home, rental property,
or Investment property.
• Selling items on online auction sites so long as
it is not operated as a business.
• Unpaid positions with holding companies,
trusts, or non-operating entities that hold your or
your family’s real estate or other Investments,
provided the Securities would not otherwise
require approval if held directly.

3.1(d) When and how do I preclear an outside
business activity?

You are required to obtain approval for outside
business activities:

• If you are already participating in an activity upon
joining Vanguard.
• Before accepting any new activity.
• If there are any changes to a previously
reported activity.

In some situations, you will receive a follow-up
form from the Compliance Department requiring
that you obtain approval from a Vanguard Officer or
Managing Director.

Note: Vanguard Officers may not accept or
participate in any form of outside activities unless
they have received written approval from a
Vanguard Managing Director or the Chief Executive
Officer in addition to receiving written approval
from the Compliance Department.

Web Resource – To seek preclearance for
an outside activity, or to report a change or
discontinuation of an outside activity, complete
the Outside Business Activities and Conflicts
of Interest Form under My CrewNet/My
Compliance on CrewNet.

Section 4. Gift and Entertainment
Policy

You are subject to Vanguard’s Gift and Entertainment
Policy, which is considered an integral part of the
Code. There are restrictions on the extent to which
gifts or entertainment may be received from or
provided to any third party.

Web Resource – Refer to the Gift and
Entertainment Policy on the Code of Ethics
Resource page on CrewNet for information
and guidelines.

Section 5: Anti-Bribery Policy

You are subject to Vanguard’s Anti-Bribery Policy,
which prohibits the offer, promise, payment, or
provision of money or anything of value to any party
for the purpose of improperly obtaining, directing,
or retaining business or securing an improper
advantage for Vanguard.

Web Resource – Refer to the Anti-Bribery
Policy on the Code of Ethics Resource page on
CrewNet for information and guidelines.

Section 6. Duty of Confidentiality

You must keep confidential any non-public
information that you may have obtained while
working at Vanguard at all times. This information
includes, but is not limited to:

• Information on the Vanguard Funds (e.g., recent
or impending Securities transactions, activities
of the funds’ advisors, offerings of new funds,
changes to fund minimums or other provisions
in the prospectus, or closings of funds).
• Information on current or prospective Vanguard
Clients (e.g., their personal information,
Investments, or account transactions).
• Information about other Crew Members or
Independent Directors and Trustees
(e.g., their pay, benefits, position level, and
performance ratings).
• Information on Vanguard business activities
(e.g., new services, products, technology, or
business initiatives).

You must not reveal confidential information to
any party that does not have a clear and compelling
need to know such information.

Section 7. Personal Trading
Activities

You must avoid taking personal advantage of your
knowledge of Securities activity in Vanguard Funds
or in client accounts. The Code includes specific
restrictions on personal investing but cannot
anticipate every fact pattern or situation. You should
adhere at all times to the spirit, and not just the
letter, of the Code.

7.1Trading Prohibitions and Requirements for
all Crew Members

7.1(a) What are the trading prohibitions
applicable to all Crew Members?

• Engaging in conduct that is deceitful,
fraudulent, or manipulative, or that involves
false or misleading statements, in connection
with the purchase or sale of a Security by a
Vanguard Fund.
• Intentionally, recklessly, or negligently circulating
false information or rumors that may affect
the Securities markets or may be perceived as
market manipulation.

• Trading on knowledge of Vanguard Fund
activities. Taking personal advantage of
knowledge of recent or impending Securities
activities of the Vanguard Funds or their
Investment advisors. You are prohibited from
purchasing or selling—directly or indirectly—
any Security or Related Security when you
know that the Security is being purchased or
sold, or considered for purchase or sale, by a
Vanguard Fund (with the exception of an index
fund). This prohibition applies to all Securities in
which the person has acquired or will acquire
Beneficial Ownership.
• Vanguard InsiderTrading Policies. You are
subject to the Insider Trading Policy of the
Vanguard affiliate for which you work. The Insider
Trading Policies are considered an integral part
of the Code. Each Insider Trading Policy prohibits
you from buying or selling any security while in
possession of material, non-public information
about the issuer of the Security. The policies
prohibit you from communicating any non-public
information about any Security or issuer of
Securities to third parties.

Web Resource – Refer to your local Insider
Trading Policy on the Code of Ethics Resource
page on CrewNet for further information.

7.1(b) Are all Crew Members required to hold
Securities in a Brokerage Account at Vanguard?

• U.S. Crew Members and their Immediate Family
Members are required to hold all Reportable
Securities within a Vanguard Brokerage Account.
New Crew Members will have 60 days to
complete the transfer of all Reportable Securities
from an investment firm to Vanguard.

Quick Guide: Refer to
the Securities to Be Held
at Vanguard document,
which can be accessed
from the Code of Ethics
on CrewNet.

Non-U.S. Crew Members and their Immediate
Family Members may trade and hold Reportable
Securities with a non-Vanguard brokerage firm.
Crew Members shall arrange where possible for
their local Compliance Department to receive
duplicate statements and confirmations directly
from the brokerage firm.

Quick Guide: Refer
to the Trading and
Reporting Requirements
for Non-Access Persons
document, which can be
accessed from the Code
of Ethics on CrewNet.

7.1(c) Are there additional trading requirements
or restrictions for Crew Members?

There are additional trading requirements and
restrictions for Crew Members in Australia
and Japan, and for VAI Access Persons in the
United States (see Appendix B). In addition,
there are specific provisions for non-U.S. Crew
Members who are Fund Access Persons and
who have discretionary Investment management
arrangements with a third party.

In addition, your local Compliance Department has
authority, with appropriate notice to you, to apply
any or all of the trading restrictions specified in
Section 7.2 to Non-Access Persons. For example,
Access Person provisions may be applied to a Non-
Access Person who gains access, through system
access or otherwise, to Vanguard Fund impending
purchases or sales of Securities.

7.2Trading Prohibitions and Requirements for
Fund Access Persons

The requirements of this Section 7.2 apply to all
transactions or holdings in which Fund Access
Persons have or will acquire Beneficial Ownership
of Securities.

7.2(a) What are the trade preclearance
requirements?

You must obtain, for yourself and on behalf of your
Immediate Family Members, preclearance for any
transaction in a Covered Security.

Quick Guide: Refer
to the Trading and
Reporting Requirements
for Fund Access Persons
document, which can be
accessed from the Code
of Ethics on CrewNet.

7.2(b) How does a Fund Access Person
obtain preclearance?

Preclearance requests must be submitted by
completing the Preclearance Form on My CrewNet/
My Compliance or by contacting the Compliance
Department. You must wait until you receive
approval from the system before entering your
trade either online or with your broker. Transactions
in Covered Securities may not be executed before
you receive approval.

Attempting to gain approval after the transaction
has occurred is not permitted. Completing a
personal trade before receiving approval or after
the approval window expires constitutes a violation
of the Code of Ethics. See Section 10 for more
information regarding the sanctions that may be
imposed as a result of a violation.

Same day limit orders are permitted; however,
good ‘til cancelled orders (such as orders that stay
open indefinitely until a security reaches a specified
market price) are not permitted.

Web Resource –To seek preclearance, complete
the Preclearance Form under My CrewNet/My
Compliance on CrewNet.

7.2(c)How long is a preclearance approval valid?

U.S. Crew Members: If you receive approval for
a market order, it will be effective until the close
of trading on the same business day, unless
otherwise revoked (e.g., if you receive approval
on Monday, it is effective until market close on
Monday). If you receive approval for a limit order, it
must either be executed or expire at the close of
trading on the same business day. If you wish to
execute the limit order after the close of trading on
the day you received approval, you must resubmit a
preclearance request. Preclearance for limit orders
is good for same day transactions only.

Non-U.S. Crew Members: If you receive approval,
transactions must be executed no later than the
end of trading on the next business day after the
preclearance is granted. If the transaction is not
placed within that time, you must submit a new
request for approval before placing the transaction.
If you preclear a limit order, that limit order must
either be executed or expire at the end of the next
business day. If you want to execute the order after
the next business day period expires, you must
resubmit your preclearance request.

7.2(d) Which types of Securities transactions
do not require preclearance by Fund Access
Persons?

You are not required to obtain preclearance for
the following:

• Purchases or sales where the person requesting
preclearance has no direct or indirect influence
or control (e.g., a Fund Access Person has a
trust in his name but is not the trustee who
places the transaction, provided the Fund Access
Person has granted full Investment Discretion
to the trustee and there has been no prior
communication between them regarding
the transaction).

• Corporate actions in Covered Securities such
as stock dividends, stock splits, mergers,
consolidations, spin-offs, or other similar
corporate reorganizations or distributions.
• Purchases or sales made as a part of an
Automatic Investment Program.
• Purchases made upon the exercise of rights by
an issuer in proportion to all holders of a class
of its Securities, to the extent such rights were
acquired for such issuer.
• Acquisitions of Covered Securities through gifts
or bequests.

7.2(e) Are there any prohibited transactions by
Fund Access Persons?

• Private Placements. You are prohibited from
acquiring Securities in a Private Placement
without prior approval from the Compliance
Department. If you receive approval to purchase
Securities in a Private Placement, you must
disclose that Security if it subsequently goes to
public offer or is pending listing on an exchange.

Web Resource – To seek preclearance of a
Private Placement, complete the Outside
Business Activities and Conflicts of Interest
Form under My CrewNet/My Compliance on
CrewNet.

• Futures and Options. You are prohibited from
entering into, acquiring, or selling any Futures
contract (including single stock futures) or
any Option on any Security (including options
on ETFs).
• IPOs. You are prohibited from acquiring
Securities in an initial public offering.
• Short-Selling. You are prohibited from selling
short any Security that you do not own or from
otherwise engaging in Short-Selling activities.
• Short-TermTrading. You are prohibited from
purchasing and then selling any Covered
Security at a profit, as well as selling and then
repurchasing a Covered Security at a lower
price within 60 calendar days. A last-in-first-out
accounting methodology will be applied to a
series of Security purchases when applying this

holding rule. If you realize profits on short-term
trades, you will be required to relinquish the
profits. In addition, the trade will be recorded
as a violation of the Code. For example, you
are not permitted to sell a security at $12 that
you purchased within the prior 60 days for $10.
Similarly, you are not permitted to purchase a
security at $10 that you sold within the prior 60
days for $12.
• Spread Bets. You are prohibited from
participating in Spread Betting on Securities,
indexes, interest rates, currencies, or
commodities.

7.2(f) What are the blackout periods for Fund
Access Persons?

There are restrictions that apply to a transaction in
a Covered Security if a Vanguard Fund has bought
or sold the same (or Related) Covered Security
within seven (7) calendar days.

There are two types of blackout periods:

• Prohibited: the purchase or sale of a Covered
Security after a Vanguard Fund trades in the
same (or Related) Covered Security.

Note: Will result in a violation of the Code and
could require you to sell the Covered Security
and relinquish profits.

• Permitted: the purchase or sale of a Covered
Security seven calendar days before a Vanguard
Fund purchases or sells the same (or Related)
Covered Security.

Note: Even permitted purchases and sales could
have consequences (e.g., extended holding period
or relinquishing profits).

The Compliance Department may exempt from
these prohibitions certain trades during blackout
periods that coincide with trading by certain
Vanguard Funds (e.g., index funds).

Quick Guide: Refer
to the Trading and
Reporting Requirements
for Fund Access Persons
document, which can be
accessed from the Code
of Ethics on CrewNet.

7.2(g) What happens if a Fund Access Person
makes a prohibited purchase or sale during a
blackout period (e.g., trades after a Vanguard
Fund without approval)?

If you make a prohibited purchase, you must sell the
Covered Security and relinquish any gain from the
transaction (exclusive of commissions). In addition,
the trade will be recorded as a violation of the Code.

If you make a prohibited sale, you must relinquish
the difference (exclusive of commissions) between
the sale price you received and the Vanguard Fund’s
sale price (as long as your sale price is higher),
multiplied by the number of shares you sold. In
addition, the trade will be recorded as a violation of
the Code.

Local law may also dictate the extent to which gains
must be relinquished.

7.2(h) What happens if a Fund Access Person
makes a permitted purchase or sale during a
blackout period (e.g., trades before a Vanguard
Fund)?

If you make a permitted purchase, you are not
permitted to sell the Covered Security at a profit for
six months after the Vanguard Fund’s purchase.

If you make a permitted sale, you must relinquish
the difference (exclusive of commissions) between
the sale price you received and the Vanguard Fund’s
sale price (as long as your sale price is higher),
multiplied by the number of shares you sold.

If you make a prohibited sale within the six-month
period at a profit, you must relinquish the difference

(exclusive of commissions) between the purchase
and sale prices you received multiplied by the
number of shares you sold. In addition, the trade
will be recorded as a violation of the Code.

Local law may also dictate the extent to which gains
must be relinquished.

7.2(i) Are there any waivers to the above blackout
periods?

The Compliance Department may waive the
blackout restriction as it applies to the sale of a
Covered Security if the Chief Compliance Officer
(CCO) determines that its application creates a
significant hardship to you (e.g., repeated rejection
of preclearance requests) and, in the opinion of the
CCO, there is no conflict between your trade and
the Vanguard Fund trade.

Web Resource – To request a hardship
exemption, complete the Hardship Waiver
Request Form on the Code of Ethics Resource
page on CrewNet.

7.2(j) What happens if a Fund Access Person
makes a “short-term trade” in a Vanguard Fund?

The Compliance Department will monitor trading
in Vanguard Funds and will review situations
where Vanguard Fund shares are redeemed
within 30 calendar days of purchase (a “short-
term trade”). You may be required to relinquish
any profit made on a short-term trade and will be
subject to disciplinary action if the Compliance
Department determines that the short-term trade
was detrimental to the interests of a Vanguard
Fund or a Vanguard Client or that there is a history
of frequent trading by the Crew Member or his or
her Immediate Family Members. For purposes of
this paragraph:

• A redemption includes a redemption by
any means, including an exchange out of a
Vanguard Fund.
• This policy does not cover purchases and
redemptions/sales (i) into or out of Vanguard
money market funds, Vanguard short-term
bond funds, or Vanguard ETFs; or (ii) through an
Automatic Investment Program.

7.3 Crew Member Obligations when Purchasing,
Redeeming, or Holding Vanguard Funds

The following is a summary of obligations
applicable to Crew Members who purchase,
redeem, or hold Vanguard Funds:

• When purchasing, exchanging, or redeeming
shares of Vanguard Funds, you and your
Immediate Family Members must adhere to the
policies and standards set forth in the funds’
prospectuses, including policies on market-
timing and frequent trading.
• If you are considered a Fund Access Person
or a VAI Access Person you will be required
to disclose any internal and external accounts
holding Vanguard Funds; however, you will not
be required to seek prior trade approval for
purchases or redemptions in Vanguard Funds
from the Compliance Department.
• If you are considered a Fund Access Person, the
Compliance Department will monitor short-term
trading (purchase and sale within 30 days) in
Vanguard Funds. See Section 7.2(j).
• U.S. Crew Members may hold Vanguard Funds
outside of Vanguard; however, Vanguard ETFs
must be held in a Vanguard brokerage account.

Section 8. Reporting Requirements

The reporting requirements of this Section 8
apply to all transactions or holdings in which Crew
Members have or will acquire Beneficial Ownership
of Securities.

8.1 Reporting Requirements for U.S. Crew
Members

8.1(a) What are the standard reporting
requirements for U.S. Crew Members?

Initial Holdings Report – All new Crew Members
are required to complete and submit to the
Compliance Department an Initial Holdings Report
disclosing all Covered Accounts and all Reportable
Securities when they join Vanguard. This includes
Brokerage Accounts held at Vanguard as well as
those held at another financial institution. This
information must be current as of 45 calendar days
prior to joining Vanguard.

Web Resource – New hires will receive an Initial
Holdings Report via-email. Status of completion
can be found in CrewNet under My CrewNet/My
Compliance.

In addition, you must notify the Compliance
Department if you or an Immediate Family Member
has subsequently opened or intends to open a
Covered Account with a financial institution (e.g.,
broker, dealer, advisor, or any other professional
money manager), has acquired holdings in
Reportable Securities or if a preexisting Covered
Account (including a Vanguard Brokerage Account)
becomes associated with you (such as through
marriage or inheritance).

Disclose new Covered Accounts and holdings by
sending an e-mail to “Vanguard Compliance.”

Quick Guide: Refer to the
Trading and Reporting
Requirements for
Non-Access Persons
document, which can be
accessed from the Code
of Ethics on CrewNet.

Duplicate statements and transaction
confirmations. You must disclose transactions
in Reportable Securities made by you and your
Immediate Family Members. For Brokerage
accounts held at Vanguard that you have disclosed,
the Compliance Department will receive
transaction confirmations automatically. For each
approved Covered Account and any holdings of
Reportable Securities held outside of Vanguard,
it is your responsibility to ensure that duplicate
statements and transaction confirmations are
delivered to the Compliance Department. If
the outside Investment firm is not able to send
statements and transaction confirmations directly
to Vanguard, you will be required to submit copies
immediately after you receive them, unless you
receive an exemption from this requirement from
the Compliance Department. Transaction

confirmations and statements are not required
if the account does not have the ability to hold
Securities (e.g., a traditional checking account).

8.1(b) What additional reporting requirements
exist for U.S. Fund Access Persons and VAI
Access Persons?

Initial Holdings Report – In addition to the
standard reporting requirements for all new U.S.
Crew Members, you must also disclose the
following:

• Covered Accounts where you exercise
Investment Discretion.
• Accounts, 529 college savings plans, and annuity
or insurance products holding Vanguard Funds.

The information must be sent to the Compliance
Department no later than ten (10) calendar days
after you become a Fund Access or VAI Access
Person.

Quick Guide: Refer to
the Trading and Reporting
Requirements for Fund
Access Persons and the
Trading and Reporting
Requirements for
VAI Access Persons
documents, which can be
accessed from the Code
of Ethics on CrewNet.

QuarterlyTransaction Report – You must report to
the Compliance Department, within 30 days after
the end of each calendar quarter, any transactions
in Reportable Securities, holdings in Vanguard
Funds, 529 plans, and Annuity or Insurance
products invested in Vanguard Funds held outside
of Vanguard. You are not required to disclose
transactions if the Compliance Department
receives duplicate confirmations or statements
within 30 calendar days after the end of each
calendar quarter. If there are no transactions in
Reportable Securities or new Covered Accounts to
disclose, the report should state “None”.

Annual Holdings Report – Each year through the
Annual Crew Certification, you must confirm that
you have reported all Covered Accounts, holdings in
Reportable Securities, and Vanguard mutual funds
held outside of Vanguard.

8.2 Reporting Requirements for Non-U.S. Crew
Members

8.2(a) What are the standard reporting
requirements for Non-U.S. Crew Members?

Initial Holdings Report – All new Crew Members
are required to disclose all Covered Accounts and
holdings of Reportable Securities to their local
Compliance Department when they join Vanguard.
This includes disclosure of all Covered Accounts
where transactions are made under an Automatic
Investment Program. The account and Security
information will be requested and completed
through the New Crew Certification process. This
information must be current as of 45 calendar days
prior to joining Vanguard.

Web Resource – Disclose Covered Accounts and
holdings in Reportable Securities within the Accounts
and Holdings section under My CrewNet/My
Compliance on CrewNet.

In addition, you must disclose if you or an
Immediate Family Member has subsequently
opened a Covered Account with a financial
institution (e.g., broker, dealer, advisor, or any
other professional money manager), has acquired
holdings in Reportable Securities or if a preexisting
Covered Account becomes associated with you
(such as through marriage or inheritance).

Quick Guide: Refer
to the Trading and
Reporting Requirements
for Non-Access Persons
document, which can be
accessed from the Code
of Ethics on CrewNet.

Reporting transactions – You are required to
report to your local Compliance Department any
transactions in Reportable Securities. You do
not have to report each transaction in a Covered
Account if the transactions are made under an
Automatic Investment Program.

Web Resource – Disclose Reportable Securities
transactions within the Accounts and Holdings
section under My CrewNet/My Compliance on
CrewNet.

Duplicate statements and transaction
confirmations – For each Covered Account
and holdings in Reportable Securities, it is your
responsibility to ensure that duplicate statements
and transaction confirmations are being delivered
to your local Compliance Department. If the
Investment firm is not able to send statements
and confirmations directly to Vanguard, you will be
required to submit copies immediately after you
receive them, unless you receive an exemption
from this requirement from the Compliance
Department. You do not have to send transaction
confirmations if the transactions are made under an
Automatic Investment Program.

Note: Have the investment firm mail copies or
interoffice mail transaction confirmations and
statements to your local Compliance Department
immediately upon your receipt.

8.2(b) What are the additional reporting
requirements for Non-U.S. Crew Members that
are Fund Access Persons?

Initial Holdings Report – In addition to the
standard reporting requirements for all new Non-
U.S. Crew Members, you must also disclose the
following:

• Covered Accounts where you exercise
Investment Discretion.
• Accounts, pension plans, and annuity or
insurance products holding Vanguard Funds.
• Accounts holding Vanguard Funds where
transactions are made under an Automatic
Investment Program.

The information must be sent to the Compliance
Department no later than ten (10) calendar days
after you become a Fund Access Person.

Web Resource – Disclose Covered Accounts,
holdings in Vanguard Funds, and Reportable Securities
within the Accounts and Holdings section under My
CrewNet/My Compliance on CrewNet.

Quick Guide: Refer
to the Trading and
Reporting Requirements
for Fund Access Persons
document, which can be
accessed from the Code
of Ethics on CrewNet.

Annual Holdings Report – Each year through the
Annual Crew Certification, you must confirm that
you have reported all Covered Accounts, Report-
able Securities, and Vanguard mutual funds.

For Fund Access Persons of Vanguard Investments
Hong Kong, Limited (VIHK) the holdings disclosure
requirement is semi-annual, including the provision
of statements.

8.3 Obligations for all Crew Members to Report
Violations

Any Crew Member who is aware of a violation of
the Code should report the violation to his local
Compliance Department immediately.

Section 9. Certification
Requirements

9.1 Certification Requirements for all Crew
Members

9.1(a) What are the certification requirements as
a new Crew Member?

New Crew Certification – All new Crew Members
must certify to the Compliance Department, that (i)
they have read and understand the Code, (ii) they
will comply with all requirements of the Code, and
(iii) they will report all required transactions.

9.1(b) What are the annual certification
requirements?

Annual Crew Certification – All Crew Members
must certify annually that (i) they have read and
understand the Code, (ii) they have and will
continue to comply with all requirements of
the Code, and (iii) they will report all required
transactions. In addition, Fund Access and VAI
Access Persons must confirm that they have
reported all Covered Accounts and Reportable
Securities required pursuant to the requirements
of the Code.

Section 10. Sanctions

Potential violations of the Code will be investigated
by your local Compliance Department. All violations
of the Code will be reported to the Vanguard
CCO. The Compliance Department (as authorized
by the CCO) will impose whatever sanctions are
considered to be necessary and appropriate under
the circumstances and in the best interests of
Vanguard Clients. These sanctions, subject to local
laws, may include, without limitation, bans on
personal trading, disgorgement of trading profits,
and personnel action, including termination of
employment, where appropriate.

The CCO, in his or her discretion, may waive
compliance with any particular provision of this
Code if he or she deems it necessary to avoid
an unjust result and there is no apparent conflict
of interest.

Section 11. Vanguard Expatriates

If you have been seconded from your country of
employment (“Home Country”) to an overseas
affiliate (“Host Country”) you must follow the
following reporting requirements:

• All Outside Business Activities preclearance
requests must be submitted to the Home Country
for approval.
• All gifts and entertainment must be submitted to
the Host Country for approval.
• Where applicable, any application for preapproval
of personal account dealing and associated
account holdings and trade reporting must be
submitted to the Home Country.

Appendices

Appendix A.
Definitions

Appendix B.
Additional Personal Trading Activities

Appendix C.
Independent Directors and Trustees (U.S. Crew Only)

Appendix A. Definitions

The following definitions apply throughout
the Code.

American Depository Receipts (ADRs)
A receipt that represents a specific number of
shares of a foreign-based corporation held by a
U.S. bank and entitles the holder to all dividends
and capital gains. Through ADRs, investors can buy
shares of foreign-based companies in the United
States instead of in foreign markets.

Automatic Investment Program
A program in which regular periodic purchases (or
withdrawals) are made automatically in (or from)
Investment accounts, according to a predetermined
schedule and allocation. An Automatic Investment
Program includes a dividend reinvestment plan.

Bankers’ Acceptance
A money market instrument guaranteed by a
bank; it is generally used by nonfinancial firms for
international trade.

Beneficial Ownership
The opportunity to directly or indirectly—through
any contract, arrangement, understanding,
relationship, or otherwise—share at any time in
any economic interest or profit derived from an
ownership of or a transaction in a Security. You
are deemed to have Beneficial Ownership in the
following:

• Any Security owned individually by you.
• Any Security owned by an Immediate Family
Member.
• Any Security owned in joint tenancy, as
tenants in common, or in other joint ownership
arrangements.
• Any Security in which an Immediate Family
Member has Beneficial Ownership if the
Security is held in an account over which you
have decision-making authority (e.g., you act as
a trustee, executor, or guardian, or you provide
Investment advice).

• Your interest as a general partner or manager/
member in Securities held by a general or limited
partnership or limited liability company;
• Your interest as a member of an Investment club
or an organization that is formed for the purpose
of investing in a pool of monies or Securities;
• Your ownership of Securities as a trustee of a
trust in which either you or an Immediate Family
Member has a vested interest in the principal
of income of the trust or your ownership of a
vested interest in a trust.
• Securities owned by a corporation which is
directly or indirectly controlled by, or under
common control with, such person.

Bond
A debt security (“IOU”) issued by a corporation,
government, or government agency in exchange for
the money the bondholder lends it.

Bribery
The act of making an illegal payment from one
party to another, usually in return for a legal or
financial favor.

Brokerage Account
Any account where a Crew Member can transact
in Securities, including Automatic Investment
Programs, employee stock purchase programs, and
employee stock option programs.

Certificate of Deposit (CD)
An insured, interest-bearing deposit at a bank that
requires the depositor to keep the money invested
for a specified period.

Closed-end Fund
A fund that offers a fixed number of shares. The
fixed number of shares outstanding are offered
during an initial subscription period, similar to an
initial public offering. After the subscription period
is closed, the shares are traded on an exchange
between investors, like a regular stock.

Commercial Paper
A promissory note issued by a large company in
need of short-term financing.

Contract for Difference (CFD)
A contract between two parties, typically described
as buyer and seller, stipulating that the seller will
pay the difference between the current value of
an asset and its value at contract time. (If the
difference is negative, then the buyer pays instead
of the seller.)

Covered Account
A Brokerage Account or any other type of account
that holds, or is capable of holding, Reportable
Securities.

Covered Security
Any Security (as defined below), other than (i)
Direct Obligations of a Government; (ii) Bankers’
Acceptances, bank Certificates of Deposit,
Commercial Paper, and High-Quality Short-
Term Debt Instruments, including Repurchase
Agreements; (iii) shares issued by Open-End
Investment companies (although for European
subsidiaries, this is limited to UCITS schemes, a
non-UCITS retail scheme, or another fund that is
subject to supervision under the law of an EEA
state which is an index fund or which requires an
equivalent level of risk spreading in their assets);
(iv) life policies; and (v) exchange-traded funds and
exchange-traded notes.

Crew Member
All employees, officers, directors, and trustees of
Vanguard or a Vanguard fund.

Debenture
An unsecured debt obligation backed only by the
general credit of the borrower.

Direct Obligations of a Government
A debt that is backed by the full taxing power of
any government. These Securities are generally
considered to be of the very highest quality.

Evidence of Indebtedness
Written agreements for enforceable obligations to
pay money.

Exchange-Traded Fund (ETF)
An investment with characteristics of both mutual
funds and individual stocks. Many ETFs track an
index, a commodity, or a basket of assets. Unlike
mutual funds, ETFs can be traded throughout the
day. ETFs often have lower expense ratios but must
be purchased and sold through a broker, which
means you may incur commissions.

Exchange-Traded Note (ETN)
A senior, unsecured, unsubordinated debt security
issued by a financial institution, backed only by the
credit of the issuer. ETNs have a maturity date but
typically pay no periodic coupon interest and offer
no principal protection. At maturity, an ETN investor
receives a cash payment linked to the performance
of the corresponding index, less fees.

Fund Access Person
Any officer, director, or trustee of Vanguard or a
Vanguard Fund, excluding Independent Directors
and Trustees, and any Crew Member who in the
course of his or her regular duties participates in
the selection of a Vanguard Fund’s Securities or
who works in a Vanguard department or unit that
has access to information regarding a Vanguard
Fund’s impending purchases or sales of Securities.
For Crew Members who are not officers, the
Compliance Department designates Fund Access
Persons by department number.

Quick Guide: Refer to
the Fund Access Person
Departments document,
which can be accessed
from the Code of Ethics
on CrewNet.

Futures/Futures Contract
A contract to buy or sell specific amounts of a
commodity or financial instrument (such as grain,
a foreign currency, or an index) for an agreed-upon
price at a certain time in the future. Sometimes
the arrangements in a contract prescribe that
settlements are made through cash payments,
rather than the delivery of physical goods or
Securities; this is called Contract for Difference.

High-Quality Short-Term Debt Instrument
An instrument that has a maturity at issuance
of less than 366 days and that is rated in one of
the two highest ratings categories by a nationally
recognized statistical rating organization, or an
instrument that is unrated but determined by
Vanguard to be of comparable quality.

Immediate Family Members
Your spouse, domestic partner (an
unrelated adult with whom you share your
home and contribute to each other’s support),
and minor children.

Independent Directors and Trustees
Any director or trustee who is not an “interested
person” of a Vanguard fund within the meaning of
Section 2(a)(19) of the Investment Company Act
of 1940.

Initial Public Offering (IPO)
A corporation’s first offering of common stock to
the public.

Investment
A monetary asset purchased with the idea that
the asset will provide income in the future or
appreciate and be sold at a higher price.

Investment Contract
Any contract, transaction, or scheme whereby a
person invests money in a common enterprise and
is led to expect profits solely from the efforts of the
promoter or third party.

Investment Discretion
The authority an individual may exercise, with
respect to investment control or trading discretion,
on another person’s account (e.g., executor,
trustee, or power of attorney).

Money Market Fund
A mutual fund that seeks income, liquidity, and a
stable share price by investing in very short-term
investments. Money market funds are suitable
for the cash reserves portion of a portfolio or for
holding funds you’ll need soon.

Non-Access Person
Any Crew Member who is not a Fund Access
Person or Vanguard Advisers, Inc. (VAI) Access
Person.

Note
A financial security that generally has a longer
term than a bill, but a shorter term than a
bond. However, the duration of a note can vary
significantly and may not always fall neatly into
this categorization. Notes are similar to bonds in
that they are sold at, above, or below face (par)
value; make regular interest payments; and have a
specified term until maturity.

Open-End Fund
A mutual fund that has an unlimited number of
shares available for purchase.

Option
The right, but not the obligation, to buy (for a call
option) or sell (for a put option) a specific amount
of a given stock, commodity, currency, index, or
debt, at a specified price (the strike price) during a
specified period or on one particular date.

Private Placement
The sale of securities to a relatively small number
of select investors (as opposed to a public issue,
in which Securities are made available for sale on
the open market) in order to raise capital. Investors
involved in private placements are usually large
banks, mutual funds, insurance companies, and
pension funds.

Private Securities Transaction
An Investment in an enterprise or unregistered
security that is not typically held in a traditional
Brokerage Account. They are personal Securities
outside of Vanguard, which includes interests
in limited partnerships, Private Placements, or
restricted stock.

Real Estate Investment Trust (REIT)
A publicly traded company that invests in real
estate and distributes almost all of its taxable
income to shareholders. REITs often specialize in
a particular kind of property. They can, for example,
invest in real estate such as office buildings,
shopping centers, or hotels; purchase real estate
(an equity REIT); and provide loans to building
developers (a mortgage REIT). REITs offer the
opportunity for smaller investors to invest in
real estate.

Related Security
Any Security or instrument that provides economic
exposure to the same company or entity—
provided, however, that equity instruments will not
be considered related to fixed income instruments
(other than convertible bonds) and vice-versa. For
example, all of the following instruments would
be related to the common stock of Company X:
options, futures, rights, and warrants on Company
X common stock; preferred stock issued by
Company X; and bonds convertible into Company X
common stock. Similarly, different bonds issued by
Company X would be related to one another.

Reportable Securities
Any Covered Security (as defined above), ETFs,
and ETNs.

Repurchase Agreement
An arrangement by which the seller of an
asset agrees, at the time of the sale, to buy
back the asset at a specific price and, typically,
on a given date.

Rights
A Security giving stockholders entitlement to
purchase new shares issued by the corporation at a
predetermined price (normally at a discount to the
current market price) in proportion to the number
of shares already owned. Rights are issued only for
a short period of time, after which they expire.

Security
Any Stock, Bond, money market instrument, Note,
evidence of indebtedness, debenture, warrant,
option, Investment Contract, ETF, ETN, or any other
Investment or interest commonly known as
a Security.

Short-Selling
The sale of a Security that the investor does not
own to take advantage of an anticipated decline in
the price of the security. To sell short, the investor
must borrow the security from a broker to make
delivery to the buyer.

Spread-Betting
A way of trading that enables you to profit from the
movement of a wide range of markets from shares
to currencies, commodities and interest rates. It
allows you to trade on whether the price quoted for
these financial instruments will go up or down.

Stock
A Security that represents part ownership, or
equity, in a corporation. Each share of stock is
a proportional stake in the corporation’s assets
and profits, some of which could be paid out as
dividends.

Unit Investment Trust (UIT)
An SEC-registered Investment company that
purchases a fixed, unmanaged portfolio of income-
producing Securities and then sells shares in the
trust to investors, usually in units of at least $1,000.

Vanguard
The Vanguard Group, Inc. (VGI) and any of its
affiliates including, but not limited to, Vanguard
Global Advisor’s Inc., Vanguard National Trust
Company, Vanguard Advisor’s Inc., Vanguard
Investments Australia Ltd, Vanguard Investments
Hong Kong Ltd, Vanguard Investments Japan, Ltd,
Vanguard Investments Singapore, Ltd, Vanguard
Asset Services, Ltd, Vanguard Asset Management,
Ltd (and any branch office thereof), Vanguard
Investments, UK Ltd, Vanguard Investments
Switzerland GmbH, Vanguard Group (Ireland)
Limited, and Vanguard Investments Canada Inc.

Vanguard Advisers, Inc. (VAI) Access Person
Any VAI officer, as well as any Crew Member who
is involved in making Securities recommendations
to VAI clients, or has significant levels of interaction
or dealings with VAI clients for the purposes of
providing VAI services to clients. For VAI Crew
Members who are not officers, the Compliance
Department designates access persons by
department numbers.

Quick Guide: Refer to
the VAI Access Person
Departments document,
which can be accessed
from the Code of Ethics
on CrewNet.

Vanguard Clients
The clients of VGI, or any of its affiliates, and
investors in the Vanguard Funds, including the
Vanguard Funds themselves.

Vanguard Expat
A Crew Member employed by a Vanguard entity in
a country other than the one in which he or she are
working. For example, Vanguard sends you from
your job in the Pennsylvania office to work for an
extended period in its London office; once you are
in London, you would be considered an expatriate
or “expat.”

Vanguard Funds
The mutual funds, ETFs, and any other accounts
sponsored or managed by Vanguard. This includes,
but is not limited to, separately managed accounts
and collective trusts.

Vanguard Officers
Those Vanguard Crew Members at a Principal level
position or higher.

Warrant
An entitlement to purchase a certain amount of
common stock at a set price (usually higher than
the current price) during an extended period of
time. Usually issued with a fixed-income security
to enhance its marketability, a warrant can be
transferred, traded, or exercised by the holder.

Appendix B. Additional Personal
Trading Activities

B.1 Australia

B.1(a) What are the Vanguard Fund reporting
requirements for Crew Members in Australia?

Crew Members and their Immediate Family
Members in Australia will be required to disclose
their Vanguard Fund accounts in My CrewNet/
My Compliance but are not required to report
transactions in Vanguard Funds to the local
Compliance Department. For monitoring purposes,
the local Compliance Department will access their
records via the transfer agency system maintained
at VIA, as required.

Note: Trades in Vanguard ETFs are required to be
reported, as these records are not held by VIA.

B.2 Japan

B.2(a) What are the additional trading
restrictions for Crew Members in Japan?

Crew Members are prohibited from activities
including, but not limited to, placing an order
with other association members (i.e., Investment
firms), for the sale, purchase or other transaction
in Securities, without obtaining prior written
consent from their local Compliance Department;
and engaging in margin transactions, Securities-
related derivatives transactions, and specified OTC
derivatives transactions on their own account.

B.3 U.S. VAI Access Persons

B.3(a) What are the additional trading
restrictions for U.S. Crew Members that are VAI
Access Persons?

You are subject to the following restrictions with
respect to any transaction in which you will acquire
any direct or indirect Beneficial Ownership:

• Prohibition on Private Placements. You are
prohibited from acquiring Securities in a Private
Placement without prior approval from your

local Compliance Department. In the event
you receive approval to purchase Securities in
a Private Placement, you must disclose that
Investment if you play any part in a Vanguard
Client’s later consideration of an Investment in
the issuer.
• Prohibition on IPOs. You are prohibited from
acquiring Securities in an IPO.
• Prohibition on Short-Selling. You are prohibited
from selling any Security that you do not own or
otherwise engaging in “Short-Selling” activities.
• Prohibition on short-term trading. You are
prohibited from purchasing and then selling any
Covered Security at a profit, as well as selling
and then repurchasing the Covered Security at
a lower price within 60 calendar days. A last-
in-first-out accounting methodology will be
applied to a series of Securities purchases when
applying this holding rule. If you realize profits
on such short-term trades, you must relinquish
the profits to The Vanguard Group Foundation
(exclusive of commissions).
• Prohibition on short-term trading on options.
You may hold options on a Covered Security
until you exercise the options or the options
expire. However, you may not otherwise close
any open positions within 60 calendar days. If
you realize profits on such short-term trades,
you must relinquish such profits to The Vanguard
Group Foundation (exclusive of commissions).
For example, you would not be permitted to sell
a Covered Security at $12 that you purchased
within the prior 60 days for $10. Similarly, you
would not be permitted to purchase a Covered
Security at $10 that you had sold within the prior
60 days for $12.

B.4 Non-U.S. Crew Members that have
Discretionary Management Arrangements

B.4(a) Do I need to report discretionary
Investment management arrangements if I am
a non-U.S. Crew Member that is a Fund Access
Person?

If you, your spouse, or domestic partner have
an arrangement in place with a third party to
manage Securities on a discretionary basis,
you must provide a copy of the discretionary

management agreement to your local Compliance
Department in advance of any transactions subject
to the agreement. In addition, a Discretionary
Management Approval Form must be submitted
online via the Code of Ethics System, which is
accessible through CrewNet.

Web Resource – Complete the Discretionary
Management Approval Form during account setup in
My CrewNet/My Compliance.

If your local Compliance Department deems
that the arrangement does not allow any prior
communication or instruction in connection with
the transaction between you or your Immediate
Family Member and the portfolio manager of the
account, the arrangement will be approved. You
and your Immediate Family Members will not
need to obtain preclearance of trades or report
transactions or holdings that are subject to such
an arrangement. However, you will be required
to provide holdings and transaction reports to
your local Compliance Department. If your local
Compliance Department does not approve the
arrangement, then the general requirements of the
Code will apply.

Appendix C: Independent Directors
and Trustees (U.S. Crew Only)

Independent Directors and Trustees of the
Vanguard Funds are required to report Securities
transactions to the Compliance Department only
when a transaction is completed within 15 days of
a security being purchased or sold by a Vanguard
Fund and the Director/Trustee had knowledge (or
should have had knowledge) of the transaction.

Additionally, the following Sections of the Code are
applicable to Independent Directors and Trustees:

Sections

Standards of Conduct (excludes the
Section 2	reporting requirements for conflicts
of interest)
Section 5	Anti-Bribery Policy
Section 6	Duty of Confidentiality

Section 7	Personal Securities Activities 7.1(a)
and 7.3 (first bullet)

Do the right thing

© 2014 The Vanguard Group, Inc.

All rights reserved.

COEBR 112014